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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 2006, except for Note 1, "Stock Split" and Note 11 as to which the date is January 19, 2007, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-138555) and related Prospectus of Optimer Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California
February 2, 2007

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm